UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2018

Rocket Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36829	04-3475813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 1040

New York, New York 10016

(Address of Principal Executive Offices)

(646) 440-9100

(Registrant’s Telephone Number, Including Area Code)

Inotek Pharmaceuticals Corporation

91 Hartwell Avenue

Lexington, Massachusetts 02421

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, on September 12, 2017, Inotek Pharmaceuticals Corporation (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Rocket Pharmaceuticals, Ltd., a privately held biopharmaceutical company (“Rocket”), and Rome Merger Sub, a wholly owned subsidiary of the Company (the “Merger Subsidiary”), pursuant to which the Merger Subsidiary was merged with and into Rocket (the “Merger”) at the effective time of the Merger (the “Effective Time”), with Rocket continuing after the Merger as the surviving company and a wholly owned subsidiary of the Company. A complete description of the terms of the Merger Agreement is included in the Company’s Proxy Statement on Schedule 14A (the “Proxy Statement”) which was filed with the Securities and Exchange Commission on December 4, 2017.

On January 4, 2018, the Company, Rocket and the Merger Subsidiary closed the transaction contemplated by the Merger Agreement, and the Merger Subsidiary was merged with and into Rocket, with Rocket continuing as the surviving company and a wholly owned subsidiary of the Company. Following the completion of the Merger, the business being conducted by the Company became primarily the business conducted by Rocket, which is a multi-platform biotechnology company focused on the development of first-in-class gene therapies for rare and devastating pediatric diseases. In connection with the Merger, the name of the Company was changed to “Rocket Pharmaceuticals, Inc.”

As a result of the Merger, and after giving effect to the Reverse Stock Split (as defined and described below), each outstanding share of Rocket share capital (including shares of Rocket share capital to be issued upon exercise of outstanding share options) automatically converted into the right to receive approximately 76.185 shares of the Company’s common stock (the “Exchange Ratio”), par value $0.001 per share. Following the closing of the Merger, holders of the Company’s common stock immediately prior to the Effective Time owned approximately 18.643% on a fully diluted basis, and holders of Rocket common stock immediately prior to the Effective Time owned approximately 81.357% on a fully diluted basis, of the combined Company’s common stock.

The Company’s common stock will remain listed on the NASDAQ Stock Market, with trading having commenced on a post-split basis (giving effect to the Reverse Stock Split described below) and under the new name as of January 5, 2018. The trading symbol also changed on that date from “ITEK” to “RCKT.” The Company’s common stock is represented by a new CUSIP number 77313F 106.

Concurrently and in connection with the execution of the Merger Agreement, certain stockholders of the Company, owning in the aggregate approximately 5% of the Company’s fully diluted common stock (including common stock which may be issued upon exercise of options and vesting of restricted stock units or settlement of vested restricted stock units), and certain Rocket shareholders, owning in the aggregate approximately 62.1% of Rocket’s outstanding share capital (on an as-converted to Rocket ordinary share basis), entered into lock-up agreements, pursuant to which such parties have agreed not to, except in limited circumstances, sell or transfer, or engage in swap or similar transactions with respect to, shares of the Company’s common stock, including, as applicable, shares received in the merger and issuable upon exercise of certain options, from the closing of the Merger until 180 days from the closing date of the Merger.

At the Effective Time, each outstanding option, whether or not vested, to purchase ordinary shares of Rocket that remained unexercised prior to the Effective Time was converted into and became an option to purchase common stock of the Company, and the Company assumed the Rocket share option plans as identified in the Merger Agreement (the “Rocket Share Option Plans”) and each such Rocket option in accordance with its terms. The Company reserved for issuance under each Rocket Share Option Plan a number of shares of common stock of the Company equal to the number of shares of common stock so reserved by Rocket (adjusted for the Exchange Ratio) immediately prior to the Effective Time. All rights with respect to each Rocket option were assumed by the Company in accordance with its terms. Accordingly, from and after the Effective Time of the Merger each option assumed by the Company may be exercised solely for shares of common stock of the Company.

The number of shares of common stock of the Company subject to each outstanding Rocket option assumed by the Company was determined by multiplying (A) the number of shares of Rocket common stock that were subject to such option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio, rounding the resulting number down to the nearest whole number of shares of common stock of the Company.

The per-share exercise price for the common stock of the Company issuable upon exercise of each Rocket option assumed by the Company was determined by dividing (A) the per share exercise price of Rocket common stock subject to such option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio, rounding the resulting exercise price up to the nearest whole cent.

Any restriction (e.g., vesting condition) on the exercise of any Rocket option assumed by the Company shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Rocket option shall, subject to certain exceptions set forth in the Merger Agreement, otherwise remain unchanged.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Agreement and Plan of Merger and Reorganization, which was filed as Exhibit 2.1 to the Company’s Form 8-K, dated September 12, 2017.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Merger Agreement, the Company issued 26,272,107 shares of common stock as of the Effective Time. The nature of the transaction and the nature and amount of consideration received by the Company are described in Item 2.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. Such issuances were exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D or Regulation S promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders

On January 4, 2018, the Company held a special meeting of stockholders (the “Special Meeting”) to consider and vote on certain proposals relating to the Merger Agreement, as described more fully in the Proxy Statement. As described below under Item 5.07, the Company’s stockholders approved the proposals presented at the Special Meeting to authorize the filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “COI”) to effect a reverse split of the Company’s common stock within a range of 1-for-2 to 1-for-10 (the “Reverse Stock Split Proposal”). Following the approval of the Reverse Stock Split Proposal at the Special Meeting, the Company filed on January 4, 2018 a Certificate of Amendment to the COI for the purpose of implementing the Reverse Stock Split Proposal at a ratio of 1-for-4, with such reverse split to be effective as of January 4, 2018 (as implemented, the “Reverse Stock Split”).

As a result of the implementation of the Reverse Stock Split, the number of shares of the Company’s common stock issued and outstanding immediately prior to the Reverse Stock Split will be reduced into a smaller number of shares, such that every four shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split will be combined and reclassified into one share of the Company’s common stock. Immediately following the Reverse Stock Split, and giving effect to the shares issued in the Merger, there are approximately 33.1 million shares (post-split) of the Company’s common stock issued and outstanding.

Also as a result of the Reverse Stock Split, the number of shares underlying outstanding options, warrants and convertible notes issued by the Company prior to the Effective Time will be subject to similar ratable adjustments, along with the applicable exercise price (if any). These adjustments include appropriate adjustments under the Company’s 5.75% Convertible Senior Notes due 2021, as governed by that certain Supplemental Indenture between the Company and Wilmington Trust, N.A., dated as of August 5, 2016.

No certificates or scrip representing fractional shares of the Company’s common stock will be issued in connection with the Reverse Stock Split. Each holder of the Company’s common stock who would otherwise have been entitled to receive a fraction of a share of the Company’s common stock shall be entitled to receive, in lieu thereof, upon surrender of such holder’s certificate(s) representing such fractional shares of the Company’s common stock, cash (without interest) in an amount equal to such fractional part of a share of the Company’s common stock multiplied by the average last reported sales price of the Company’s common stock at 4:00 p.m., Eastern time, end of regular trading hours on NASDAQ during the 10 consecutive trading days ending on the last trading day prior to the effective date of the Merger.

Also on January 4, 2018, in connection with and immediately following the Effective Time, the Company filed a further amendment to the COI to change the Company’s name from “Inotek Pharmaceuticals Corporation” to “Rocket Pharmaceuticals, Inc.”

The foregoing descriptions of the amendments to the COI are subject to and qualified in their entirety by reference to full text of such amendments, copies of which are filed herewith as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

On January 4, 2018, the Company adopted a new form of stock certificate representing its common stock on and after the Effective Time to reflect the name change and updated signatories. The form of stock certificate is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

The disclosures set forth in Item 2.01 regarding the Merger and the disclosures set forth in Item 5.02 regarding the Company’s board of directors and executive officers are incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Directors

In accordance with the Merger Agreement, as of the Effective Time, each of J. Martin Carroll, Timothy Barberich, Paul G. Howes, Patrick Machado, Gary M. Phillips and Richard N. Spivey resigned from the Company’s board of directors (the “Board of Directors”) and any respective committees of the Board of Directors on which they served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Immediately following the resignation of the aforementioned directors, and in accordance with the Merger Agreement, the Board of Directors and its committees were reconstituted as of January 4, 2018, with Pedro Granadillo appointed as a Class I director of the Company whose term expires at the Company’s 2018 annual meeting of stockholders; Roderick Wong and Gaurav Shah appointed as Class II directors of the Company whose terms expire at the Company’s 2019 annual meeting of stockholders; and Naveen Yalamanchi and Gotham Makker appointed as Class III directors of the Company whose terms expire at the Company’s 2020 annual meeting of stockholders. In addition, Carsten Boess, Pedro Granadillo and Gotham Makker were appointed to the Company’s Audit Committee, Pedro Granadillo, Carsten Boess and Naveen Yalamanchi were appointed to the Compensation Committee, Naveen Yalamanchi, Gotham Makker and Pedro Granadillo were appointed to the Nominating and Governance Committee and Naveen Yalamanchi was appointed to the Business Opportunities Committee, in each case as described in the Proxy Statement.

Biographical information regarding each of the newly appointed directors is included in the Proxy Statement and is incorporated herein by reference. Concurrent with the appointment of the newly elected directors, the Company entered into an indemnification agreement with each director, in substantially the form attached hereto as Exhibit 10.1, and with each Executive Officer (as defined below), in substantially the form attached hereto as Exhibit 10.2 (the “Indemnification Agreements”). The Indemnification Agreements provide for the mandatory indemnification of the directors or officers who are a party to the agreement, provided that indemnification is permitted under Delaware law. Additionally, the Indemnification Agreements provide for the advancement of defense costs, subject to the delivery of an undertaking to reimburse such costs in the event that the indemnitee is ultimately determined to be ineligible for indemnification under Delaware law.

Executive Officers

In accordance with the Merger Agreement, at the Effective Time, David P. Southwell, Rudolf Baumgartner and Dale Ritter resigned as officers of the Company. On January 4, 2018, the newly constituted Board of Directors appointed Gaurav Shah as the Company’s President and Chief Executive Officer (in which capacity he will serve as the Company’s principal executive officer), Jonathan Schwartz as the Company’s Chief Medical Officer, Brian Batchelder as the Company’s Vice President of Finance, Chief Accounting Officer, Treasurer and Secretary (in which capacity he will serve as the Company’s principal financial and accounting officer) and Kinnari Patel as the Company’s Chief Operating Officer.

Biographical information regarding each of Drs. Shah and Schwartz and Mr. Batchelder is included in the Proxy Statement and is incorporated herein by reference. Concurrent with the appointment of Drs. Shah, Schwartz and Patel and Mr. Batchelder (collectively, the “Executive Officers”) the Company entered into indemnification agreements with each of the Executive Officers in the form attached hereto as Exhibit 10.2.

The Executive Officers are currently all a party to at-will employment agreements with Rocket, which provide for an annual base salaries and target bonuses in the following amounts:

Name	Title	Annual Base Salary	Target Bonus ($ or % of base salary)
Gaurav Shah	President and CEO	$331,500	$125,000
Jonathan Schwartz	Chief Medical Officer	$348,098	33%
Brian Batchelder	Vice President, Finance	$202,334	25%
Kinnari Patel	Chief Operating Officer	$285,000	33%

The Company intends to enter into new employment agreements with the Executive Officers and expects that these agreements will provide for at-will employment, provide for each officer’s base salary, an annual incentive bonus opportunity and standard employee benefit plan participation, including participation in equity incentive plans maintained by the Company.

In connection with the resignation of the officers of the Company, David P. Southwell and Rudolf Baumgartner became entitled to receive the severance and change of control payments as described in each of their employment agreements. While Dale Ritter resigned as an officer of the Company, he is continuing as an employee in a transitional role through March 16, 2018. In the event of his subsequent qualifying termination of employment, he will become entitled to receive the severance and change of control payments as described in his employment agreement. For additional information regarding these payments, please refer to “Interests of Inotek’s Directors and Officers — Severance and Change in Control Provisions of Employment Arrangements” on page 64 of the Proxy Statement.

Assumption of Equity Awards; Amendment to 2014 Equity Plan

The disclosure set forth above under Item 2.01 regarding the Company’s assumption of outstanding options issued by Rocket as of the Effective Time, as well as assumption of the Rocket Share Option Plans, is incorporated herein by reference. As a result of the assumption of the Rocket Share Option Plans, the shares of Company common stock authorized for issuance under the Company’s Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Equity Plan”) is increased by a total of 2,944,702 shares, effective as of the Effective Date. This increase in the share reserve under the 2014 Equity Plan is being done in accordance with NASDAQ Marketplace Rule 5635(c) and grants under the 2014 Equity Plan of the assumed share reserve will be limited in accordance with this rule.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosures set forth in Item 3.03 regarding the amendments to the Company’s COI are incorporated by reference into this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 4, 2018, the Company held the Special Meeting to vote on the three proposals described in the Proxy Statement. As of November 8, 2017, the record date for the Special Meeting, the Company had 27,222,745 shares of Common Stock outstanding and entitled to vote (not giving effect to the Reverse Stock Split). At the Special Meeting, 23,517,600 shares were present in person or represented by proxy and entitled to vote. The number of votes cast for and against each proposal, as well as the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below (in each case, presented without giving effect to the Reverse Stock Split):

1. To approve the issuance of the Company’s common stock pursuant to the Merger Agreement and the resulting “change of control” of the Company under NASDAQ rules:

For	Against	Abstain	Broker Non-Votes
13,805,140	27,094	89,162	9,596,204

2. To approve an amendment to the Company’s seventh amended and restated certificate of incorporation to effect a reverse stock split of the Company’s common stock:

For	Against	Abstain	Broker Non-Votes
20,799,259	2,594,412	123,929	0

3. To consider and vote upon an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 and 2:

For	Against	Abstain	Broker Non-Votes
19,605,081	2,557,978	1,354,541	0

Item 8.01	Other Events.

On January 4, 2018, the Company issued a press release announcing the closing of the transaction contemplated by the Merger Agreement. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The audited consolidated financial statements of Rocket Pharmaceuticals, Ltd., which comprise the balance sheets as of December 31, 2016 and 2015, and the related Statements of Operations, Shareholders’ Equity and Cash Flows for the year ended December 31, 2016 and period from July 14, 2015 (inception) to December 31, 2015, and the related notes thereto (collectively, the “Rocket Financial Statements”), are contained in the Proxy Statement commencing on Page F-3 and are incorporated herein by reference. The Rocket Financial Statements have been audited by EisnerAmper LLP, which is Rocket’s Independent Registered Public Accounting Firm. The consent of EisnerAmper for the inclusion of its audit report on Rocket Financial Statements is filed herewith as Exhibit 23.1.

The required unaudited consolidated interim financial statements of Rocket Pharmaceuticals, Ltd. as of and for the period ended September 30, 2017 are contained in the Proxy Statement commencing on Page F-24 and are incorporated herein by reference.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) is contained in the Proxy Statement commencing on Page 131 and is incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment (Reverse Stock Split) to the Restated Certificate of Incorporation of the Company, dated January 4, 2018.

3.2	Certificate of Amendment (Name Change) to the Restated Certificate of Incorporation of the Company, dated January 4, 2018.

4.1	Form of the Company’s Stock Certificate

10.1	Form of Director Indemnification Agreement

10.2	Form of Officer Indemnification Agreement

23.1	Consent of EisnerAmper LLP

99.1	Press Release of the Company, dated January 4, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocket Pharmaceuticals, Inc.

Date: January 5, 2018	By:	/s/ Gaurav Shah
Name: Gaurav Shah
Title: President and Chief Executive Officer